SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )
Filed by the Registrant  [ X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, for Use  of the Commission  Only (as permitted  by
     Rule 14a-6(e)(2))

[ X] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to  Sections 240.14a-11(c) or
     Section 240.14a-12

                           WESTELL TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X] No fee required

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     1)   Title of each class of securities to which transaction applies:


     2)   Aggregate number of securities to which transaction applies:


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     4)   Proposed maximum aggregate value of transaction:


     5)   Total fee paid:


[  ] Fee paid previously with preliminary materials

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:


     2)   Form, Schedule or Registration Statement No.:


     3)   Filing Party:


     4)   Date Filed:



                           WESTELL TECHNOLOGIES, INC.
                            750 NORTH COMMONS DRIVE
                             AURORA, ILLINOIS 60504
                                 (630) 898-2500




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 10, 1997





TO THE STOCKHOLDERS:


     The Annual Meeting of Stockholders of Westell Technologies, Inc., a Delaware corporation (the "Company"), will be held at the Company's Corporate Headquarters, 750 North Commons Drive, Aurora, Illinois 60504 on Wednesday, September 10, 1997 at 10:00 a.m. Central Daylight Time for the following purposes:

     1.  To elect seven directors; and

     2. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on July 25, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.

                                   By Order of the Board of Directors



                                   Stephen J. Hawrysz
                                   Vice President,
                                   Secretary, Treasurer and
                                   Chief Financial Officer



August 8, 1997



WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.


                           WESTELL TECHNOLOGIES, INC.
                            750 NORTH COMMONS DRIVE
                             AURORA, ILLINOIS 60504
                                   ___________

                                 Proxy Statement

          Annual Meeting of Stockholders to be held September 10, 1997

                                   ___________



To the Stockholders of
  WESTELL TECHNOLOGIES, INC.:


     This Proxy Statement is being mailed to stockholders on or about August 8, 1997 and is furnished in connection with the solicitation by the Board of Directors of Westell Technologies, Inc., a Delaware corporation (the "Company"), of proxies for the Annual Meeting of Stockholders to be held on September 10, 1997 for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted. A Proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Company.

     A majority of the outstanding shares entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. The affirmative vote of the holders of a plurality of the shares entitled to vote and represented in person or by proxy at this meeting is required for the election of directors. With regard to any other proposal submitted to a vote, approval requires the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at this meeting. Shares represented by proxies which are marked "abstain" or to deny discretionary authority on any matter will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters. Broker "non-votes" will be treated as not represented at the meeting as to matters for which a non-vote is indicated on the broker's proxy and will not affect the determination of the outcome of the vote on any proposal to be decided at the Annual Meeting. Broker "non-votes" and the shares as to which stockholders abstain are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     Expenses incurred in the solicitation of proxies will be borne by the Company. Officers of the Company may make additional solicitations in person or by telephone.

     The Annual Report to Stockholders for fiscal year ended March 31, 1997 ("fiscal 1997") accompanies this Proxy Statement. If you did not receive a copy of the report, you may obtain one by writing to the Secretary of the Company.

     As of July 25, 1997, the Company had outstanding 15,078,700 shares of Class A Common Stock and 21,245,913 shares of Class B Common Stock (collectively, the "Common Stock"), and such shares are the only shares entitled to vote at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to four votes on each matter to be voted upon at the Annual Meeting.

                        SECURITIES BENEFICIALLY OWNED BY
                      PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     Set forth in the following table are the beneficial holdings (and the percentages of outstanding shares represented by such beneficial holdings) as of July 25, 1997 except as otherwise noted, of (i) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) directors, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Under Rule 13d-3 of the Exchange Act, persons who have the power to vote or dispose of Common Stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of such Common Stock.


STOCKHOLDERS,                                             NUMBER OF             NUMBER OF         PERCENT OF
NAMED EXECUTIVE                                            CLASS A                CLASS B        TOTAL VOTING
OFFICERS AND DIRECTORS                                     SHARES                 SHARES(1)         POWER(2)

Robert C. Penny III . . . . . . . . . . . . . . . .            --                19,661,068 (3)      78.6%
Melvin J. Simon . . . . . . . . . . . . . . . . . .            --                19,873,356 (3)(4)   79.4%
Gary F. Seamans . . . . . . . . . . . . . . . . . .          105,644 (5)          1,372,557           5.5%
Robert H. Gaynor  . . . . . . . . . . . . . . . . .          259,608                     --           *
Curtis L. Benton  . . . . . . . . . . . . . . . . .          689,974 (6)                 --           *
Richard P. Riviere  . . . . . . . . . . . . . . . .            2,400 (6)                 --           *
J. William Nelson . . . . . . . . . . . . . . . . .          284,351 (6)                 --           *
Robert D. Faw . . . . . . . . . . . . . . . . . . .          106,144 (6)                 --           *
Stefan D. Abrams  . . . . . . . . . . . . . . . . .          223,360                     --           *
Michael A. Brunner  . . . . . . . . . . . . . . . .           60,900                     --           *
Paul A. Dwyer . . . . . . . . . . . . . . . . . . .           37,437 (6)                 --           *
Ormand J. Wade  . . . . . . . . . . . . . . . . . .          106,285                     --           *
All directors and executive
 officers as a group (17 persons) . . . . . . . . .        2,126,649 (6)         21,245,913          87.0%

*  Less than 1%

(1) Holders of Class B Common Stock have four votes per share and holders of Class A Common Stock have one vote per share. Class A Common Stock is freely transferable and Class B Common Stock is transferable only to certain transferees but is convertible into Class A Common Stock on a share-for-share basis.

(2)  Percentage of beneficial ownership is based on  15,078,700 shares of Class
     A Common Stock and 21,245,913 shares of Class B Common Stock outstanding as of July 25, 1997.

(3) Includes 19,661,068 shares of Class B Common Stock held by Messrs. Penny and Simon as Trustees pursuant to a Voting Trust Agreement dated February
     23, 1994, as amended (the "Voting Trust"), among Robert C. Penny III and
     Melvin J. Simon, as trustees (the "Trustees"), and members of the Penny family (as defined in the Voting Trust Agreement) and Simon family (as defined in the Voting Trust Agreement). The Trustees have joint voting and dispositive power over all shares in the Voting Trust. Messrs. Penny and Simon each disclaim beneficial ownership with respect to all shares held in the Voting Trust in which they do not have a pecuniary interest. The Voting
     Trust contains 6,170,381 shares held for the benefit of Mr. Penny's immediate family and 863,510 shares held for the benefit of Mr. Simon's immediate family. The address for Messrs. Penny and Simon is Melvin J.
     Simon & Associates, Ltd., 4343 Commerce Court, Suite 114, Lisle, Illinois
     60532.

(4) Includes 212,288 shares held in trust for the benefit of Shawn F. Seamans, Gary F. Seaman's son, for which Mr. Simon is trustee and has sole voting and dispositive power. Mr. Simon disclaims beneficial ownership of these shares.

(5) Represents shares held in trusts for the benefit of J. William Nelson's children for which Mr. Seamans is trustee and has sole voting and dispositive power. Mr. Seamans disclaims beneficial ownership of these shares.

(6) Includes options to purchase shares that are exercisable within 60 days of July 25, 1997 as follows: Mr. Benton: 4,000 shares; Mr. Riviere: 2,400 shares; Mr. Nelson: 8,000 shares; Mr. Faw: 8,000 shares; Mr. Dwyer: 37,437 shares; and all directors and executive officers as a group: 95,837 shares.


                     PROPOSAL NO. 1:  ELECTION OF DIRECTORS

     At the Annual Meeting, seven directors, constituting the entire Board of Directors of the Company, are to be elected to hold office until the next annual meeting of stockholders or until their successors are elected and qualified.

     It is intended that the proxies (except proxies marked to the contrary) will be voted for the nominees listed below, which nominees are members of the present Board of Directors. It is expected that the nominees will serve, but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

NOMINEES

     The following table sets forth certain information with respect to the nominees, all of whom are members of the present Board of Directors:

                          DIRECTOR
NAME AND AGE               SINCE       PRINCIPAL OCCUPATION AND OTHER INFORMATION

Gary F. Seamans (49)        1988       Gary F. Seamans has served as Chairman of the Board of Directors of the Company since February 1991, as a director of the Company since February 1988 and as
                                       Chief Executive Officer of the Company since January 1988. From January 1988 to
                                       April 1996, Mr. Seamans also served as President of the Company. Prior to joining the Company, Mr. Seamans served as Vice President of Sales and Marketing --
                                       Midwest Division at MCI Communications, Inc. from 1984 to 1987. From 1971 to
                                       1984, Mr. Seamans held a variety of management positions in the operations, engineering, sales, marketing, strategic planning, finance and personnel departments of AT&T.

Robert H. Gaynor (73)       1990       Robert H. Gaynor has served as Vice Chairman of the Board of Directors of the
                                       Company since December 1991 and as a director of the Company since October 1990.
                                       From 1958 to 1986, Mr. Gaynor held a variety of executive officer positions at
                                       AT&T.

Melvin J. Simon (52)        1992       Melvin J. Simon has served as Assistant Secretary and Assistant Treasurer of the
                                       Company since July 1995 and as a Director of the Company since August 1992. From
                                       August 1992 to July 1995, Mr. Simon served as Secretary and Treasurer of the
                                       Company. A Certified Public Accountant, Mr. Simon founded and has served as
                                       President of Melvin J. Simon & Associates, Ltd., a public accounting firm, since
                                       May 1980.

Stefan D. Abrams (58)       1994       Stefan D. Abrams has served as a director of the Company since February 1994. Mr.
                                       Abrams has been a Managing Director of The TCW Group, Inc., an investment management firm, since October 1992. From September 1989 to September 1992, Mr.
                                       Abrams was a Managing Director of Kidder, Peabody & Company, an investment banking firm.

Michael A. Brunner (63)     1994       Michael A. Brunner has served as a director of the Company since December 1994.
                                       From May 1985 to February 1992, Mr. Brunner served as President of AT&T Federal
                                       Systems, a division of AT&T. Mr. Brunner currently serves as a director of
                                       Concurrent Computer Corporation, a computer manufacturer, and as a director and past Chairman of the Leonard Center for Excellence in Engineering of Penn State
                                       University.

Paul A. Dwyer (63)          1996       Paul A. Dwyer has served as a director of the Company since January 1996 and as a director of Westell, Inc., a subsidiary of the Company, since November 1995. Mr.
                                       Dwyer has served as Vice President -- Finance of Henry Crown and Company, a
                                       private investment firm, since February 1981.

Ormand J. Wade (58)         1994       Ormand J. Wade has served as a director of the Company since December 1994. From
                                       February 1987 to December 1992, Mr. Wade served as Vice Chairman of Ameritech
                                       Corp. and from January 1982 to February 1987, as President and Chief Executive
                                       Officer of Illinois Bell Telephone Company. Mr. Wade currently serves as a director of ITW Corporation, a manufacturer of precision engineered products,
                                       Andrew Corporation, a manufacturer of microwave and peripheral equipment, and
                                       Northwestern Memorial Hospital, and as a trustee of the University of Chicago.
                                       Mr. Wade also serves as a member of the Executive Committee of the Chicago
                                       Community Trust, a Chicago community foundation.


INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES:

     The Board of Directors held 14 meetings during fiscal 1997. All directors attended at least 75% of the aggregate number of such meetings and of meetings of Board committees on which they served in fiscal 1997.

     The Board of Directors has established five standing committees: the Audit Committee, the Compensation Committee, the Stock Incentive Committee, the Executive Committee and the Finance Committee.

     The Audit Committee (comprised of Messrs. Brunner (Chair), Abrams and Dwyer) met three times in fiscal 1997. The functions of the Audit Committee consist of recommending the appointment of auditors and overseeing the accounting and audit functions of the Company.

     The Compensation Committee (comprised of Messrs. Wade (Chair), Gaynor and Simon) met three times in fiscal 1997. The functions of the Compensation Committee consist of determining executive officers' salaries and bonuses.

     The Stock Incentive Committee (comprised of Messrs. Wade (Chair), Gaynor and Dwyer) met seven times in fiscal 1997. The functions of the Stock Incentive Committee consist of administering and determining awards under the Company's 1995 Stock Incentive Plan and the Employee Stock Purchase Plan.

     The Executive Committee (comprised of Messrs. Gaynor (Chair), Seamans and Simon) met once in fiscal 1997. The Executive Committee has the authority to take all actions that the Board of Directors as a whole would be able to take, except as limited by applicable law.

     The Finance Committee (comprised of Messrs. Abrams (Chair), Seamans and Simon) met two times in fiscal 1997. The functions of the Finance Committee consist of making recommendations to the Board of Directors as to financial matters and as to such matters as shall be referred to it by the Board of Directors. The Finance Committee shall also periodically review the investment policies and performance of the Company.

     Directors who are not employees of the Company each receive $20,000 per year for services rendered as directors, except Mr. Gaynor who receives $30,000 per year as Vice Chairman. In addition, all directors may be reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings. Other than with respect to reimbursement of expenses, directors who are employees of the Company do not receive additional compensation for service as directors. In connection with his election as a director of Westell, Inc., a subsidiary of the Company, in November 1995, Mr. Dwyer was granted an option to purchase 89,900 shares of Class A Common Stock at an exercise price of $6.50 per share. Mr. Dwyer's options vest at a rate of 1,872 shares per month commencing January 1, 1996. Mr. Simon also receives $1,250 each quarter for his services as a director of Conference Plus, Inc., a subsidiary of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES.


                               EXECUTIVE OFFICERS

     The following sets forth certain information with respect to the current executive officers of the Company. Please refer to the information contained above for biographical information of executive officers who are also directors of the Company.


Name                             Age                                   Position

Gary F. Seamans . . . . . . . . .     49    Chairman of the Board of Directors, President and Chief Executive Officer
Robert H. Gaynor  . . . . . . . .     73    Vice Chairman of the Board of Directors
Robert D. Faw . . . . . . . . . .     43    Chief Executive Officer - Westell, Inc.
J. William Nelson . . . . . . . .     44    President-Westell, Inc.
Curtis L. Benton  . . . . . . . .     57    Executive Vice President
Richard P. Riviere  . . . . . . .     42    Senior Vice President of Transaction Services and President of Conference Plus
Melvin J. Simon . . . . . . . . .     52    Assistant Secretary, Assistant Treasurer and Director
Stephen J. Hawrysz  . . . . . . .     39    Vice President, Secretary, Treasurer and Chief Financial Officer
William J. Noll . . . . . . . . .     56    Senior Vice President of Product Development and Chief Technology Officer
David B. Corey  . . . . . . . . .     37    Senior Vice President Global Marketing
Marcus H. Hafner, Sr. . . . . . .     40    Senior Vice President of Business Development and Global Partnering
Neil J. Kreitman  . . . . . . . .     40    Senior Vice President of Manufacturing and Global Sourcing
Marc J. Zionts  . . . . . . . . .     35    Senior Vice President of DSL System Sales


     Robert D. Faw has served as Chief Executive Officer - Westell, Inc. since March 1997. Previously Mr. Faw has served as President of Global Operations from April 1996 to March 1997, as President of Westell International since February 1993 and as Chief Executive Officer of Westell International since August 1993. Mr. Faw served as Executive Vice President, International Operations of the Company from July 1995 to April 1996. Prior to joining the Company, Mr. Faw was Director of International Operations and Business Development Director of Advanced Technologies at AT&T Paradyne Corporation from October 1981 to January 1993.

     Curtis L. Benton has served as Executive Vice President since July 1993. Mr. Benton has also served as Chief Administration Officer from April 1996 to March 1997,as Executive Vice President of the Operating Company since August 1992 and as Chief Operating Officer of the Company from January 1990 to April 1996.

     J. William Nelson has served as President - Westell, Inc. since March 1997. Mr. Nelson served as President of U.S. Operations from April 1996 to March 1997 and as Executive Vice President and Chief Customer Satisfaction Officer of Westell, Inc. since July 1993. Mr. Nelson also has served as Senior Vice President and Chief Customer Satisfaction Officer of the Company from May 1991 to June 1993. Prior to joining the Company, Mr. Nelson held a variety of management positions, including Director of Large Account Sales and Director of Customer Service at MCI Communications, Inc. from April 1986 to May 1991.

     Richard P. Riviere has served as Senior Vice President of Transaction Services for the Company since July 1995 and as President and Chief Executive Officer of Conference Plus since October 1988.

     Stephen J. Hawrysz has served as Vice President and Chief Financial Officer of the Company since July 1993, as Secretary and Treasurer of the Company since July 1995 and as Vice President and Chief Financial Officer of Westell, Inc. since August 1990. A Certified Public Accountant, Mr. Hawrysz served in the Audit Division of Arthur Andersen LLP, a public accounting firm, from June 1980 to November 1989, and as Assistant Controller for Wisconsin Central Transportation Corporation, a regional railroad company, from November 1989 to August 1990.

     William J. Noll has served as Senior Vice President of Product Development and Chief Technology Officer of the Company since May 1997. Prior to joining the Company, Mr. Noll was Vice President and General Manager of Residential Broadband at Northern Telecom from October 1995 to May 1997. Mr. Noll held other various Vice President and Assistant Vice President positions at Northern Telecom from June 1988 to October 1996, and was Vice President Network Systems at Bell Northern Research from November 1986 to June 1988.

     David B. Corey has served as Senior Vice President of Global Marketing for Westell, Inc. since November 1996. Mr. Corey joined the Company in June 1993 as Vice President and General Manager for Asia Pacific. Prior to joining the Company, Mr. Corey was Director of Marketing Services and Digital Product Line Management for AT&T Paradyne Corporation from July 1983 to June 1993.

     Marcus H. Hafner, Sr. has served as Senior Vice President of Business Development since April 1996. Mr. Hafner served as Business Development Vice President of the Company from May 1995 to March 1996. Prior to joining the Company, Mr. Hafner was President and Chief Operating Officer of On-Demand Technologies, Inc., a broadband network systems provider, from April 1992 to April 1995, and a Senior Program Manager at E-Systems, Inc., an electronics company, from November 1990 to April 1992.

     Neil J. Kreitman has served as Senior Vice President of Global Manufacturing and Sourcing of the Company since November 1995, and as Vice President of Operations Science of the Company since January 1995. Prior to joining the Company, Mr. Kreitman was Director of Material Management at AT&T Paradyne from May 1984 to January 1995.

     Marc J. Zionts has served as Senior Vice President of DSL System Sales since March 1997. Mr Zionts joined the Company in April 1996 as Vice President and General Manager of DSL Sales and Marketing United States. Prior to joining the Company, Mr Zionts was a founder and Executive Vice President of Communicate Direct, Inc., a systems integrator and developer of imaging technologies, from
August 1987 to April 1996.   Prior to August 1987, Mr. Zionts held a variety of
marketing and sales positions with GTE.



                             EXECUTIVE COMPENSATION

     The following table sets forth information for the fiscal years ended March 31, 1995, 1996 and 1997, with respect to all compensation paid or earned for services rendered to the Company by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers who were serving as executive officers at March 31, 1997 (together, the "Named Executive Officers").


                                 SUMMARY COMPENSATION TABLE

                                                                                 Long Term
                                               Annual Compensation              Compensation
                                                                Other            Securities
                                                               Annual            Underlying          All Other
 Name and Principal           Fiscal    Salary    Bonus     Compensation       Options(1)(2)      Compensation(4)
 Position                      Year      ($)       ($)           ($)               Shares               ($)

 Gary F. Seamans                1997   275,000   133,000          -               150,000              2,883
     Chairman of the Board      1996   275,000   212,800          -                  -                 5,136
     and Chief Executive        1995   253,000   231,000          -                  -                 3,205
     Officer

 Robert D. Faw                  1997   125,000    35,000     24,567 (3)            40,000              2,236
     Chief Executive            1996   120,000    42,000          -                  -                 1,845
     Officer-Westell, Inc.      1995   105,000    67,500          -                  -                   988

 J. William Nelson              1997   160,000    49,000     27,116 (3)            40,000              2,284
     President-Westell,         1996   152,000    69,600          -                  -                 4,435
     Inc.                       1995   138,000   124,790          -                  -                 2,707

 Curtis L. Benton               1997   153,000    43,500          -                20,000              3,302
     Executive Vice             1996   153,000    69,600          -                  -                 6,454
     President and Chief        1995   139,000   124,382          -                  -                 3,162
     Administration
     Officer-Westell, Inc.

 Richard P. Riviere             1997   126,000    91,683          -                12,000              1,969
     Senior Vice President      1996   120,000    20,712          -                  -                 2,802
     of Transaction             1995   115,000    30,000          -                  -                 2,184
     Services and Chief
     Executive Officer
     Conference Plus, Inc.

__________________________
(1)  Stock options granted during fiscal 1997 were non-qualified stock options of Class A Common Stock and were issued under the 1995 Stock Incentive
     Plan.

(2)  The Company did not issue restricted stock or SARs to any of the Named
     Executive Officers in fiscal 1997. At March 31, 1997, restricted stock, with a fair market value equal to $13.375 per share, was held by Mr. Faw
     (36,250 shares of Class A Common Stock valued at $484,844). Mr. Faw receives all dividends, if any, paid on such shares.

(3) Includes promotional awards valued at $15,215 for both Mr. Faw and Mr. Nelson and the related reimbursement for the tax gross-up of $9,109 and $10,355 on the awards for Mr. Faw and Mr. Nelson, respectively.

(4)  All Other Compensation for fiscal 1997 consists of matching contributions under the Company's 401(k) Profit Sharing Plan and life insurance premiums, as follows:  Mr. Seamans:  $2,100 and $783, respectively; Mr. Faw:  $2,083 and $153, respectively; Mr. Nelson:  $2,060 and $224, respectively;
     Mr. Benton:  $2,375 and $927, respectively; and Mr. Riviere:  $1,814 and
     $155, respectively.


     The following table sets forth the number of stock options granted to the Named Executive Officers during fiscal 1997 and information regarding stock option exercises and exercisable and unexercisable stock options held by the Named Executive Officers as of March 31, 1997.

    STOCK OPTION GRANTS IN THE LAST FISCAL YEAR AND FISCAL YEAR END VALUES(1)

                                                                                   Potential Realizable Value
                                                                                               at
                                                                                    assumed annual rates of
                                                                                    stock price appreciation
                                Individual Grants                                       for option term
                                        Percent of
                                          total
                         Number of       options
                         securities     granted to
                         underlying     employees     Exercise or
                          options       in fiscal     base price     Expiration
         Name            granted(#)        year        ($/Sh)(2)        Date          5%($)         10%($)

 Gary F. Seamans          150,000        14.3%          9.6875        10/22/06       869,668      2,179,660
 Robert D. Faw             40,000         3.8%          9.6875         7/24/06       224,504        558,741
 J. William Nelson         40,000         3.8%          9.6875         7/24/06       224,504        558,741
 Curtis L. Benton          20,000         1.9%          9.6875         7/24/06       112,252        279,370
 Richard P. Riviere        12,000         1.4%          9.6875         7/24/06        67,351        167,622


(1) At the end of fiscal 1997, none of the options granted had vested and therefore none were exercisable during fiscal 1997. The value of unexercised in-the-money stock options at March 31, 1997 that were unexercisable with a fair market value equal to $13.375 held by Mr. Seamans (150,000 shares valued at $2,006,250); Mr. Faw (40,000 shares valued at $535,000); Mr. Nelson (40,000 shares valued at $535,000); Mr. Benton (20,000 shares valued at $267,500) and
          Mr. Riviere (12,000 shares valued at $160,000).

(2) All of the options listed in this table were repriced by the Company on July 24, 1996 and March 12, 1997. The exercise prices listed in the table reflect the repricing of the options. See the Option
          Repricings table immediately below.


  On July 24, 1996, the Stock Incentive Committee approved a stock option repricing program to provide employee option holders additional opportunity and incentives to achieve business plan goals. All options held by employees on that date were cancelled and new options were granted to such employees containing identical terms as the cancelled options except that the exercise price was changed to $21.625, and the vesting schedules and option terms were reset to be calculated from July 24, 1996. In addition, on March 12, 1997, the Board of Directors approved a stock option repricing program to provide employee option holders additional opportunity and incentive to achieve business plan goals. All options held by employees on that date were repriced to $9.6875 per share. All other terms of the options remained the same and, accordingly, there was no change to the vesting or term of any option.

  The table below presents the required disclosure with respect to any repricing of options held by any executive officer since the Company became a public company in December 1995.

                                OPTION REPRICINGS

                                                                                                        Length of
                                            Securities                                                  original
                                            underlying                                                   option
                                            number of    Market price       Exercise                      term
                                             options      of stock at        price                      remaining
                                             repriced       time of        at time of       New        at date of
                                                or       repricing or     repricing or    exercise    repricing or
        Name and Position          Date     amended(#)   amendment($)     amendment($)    price($)      amendment

 Gary Seamans                   3/12/97      150,000        9.6875          22.0625        9.6875        9.6 yrs.
   Chairman of the Board and
   Chief Executive officer

 Robert D. Faw                  7/24/96       40,000        21.625           37.625        21.625        9.83 yrs.
   Chief Executive Officer-     3/12/97           (1)       9.6875           21.625        9.6875        9.38 yrs.
   Westell, Inc.

 J. William Nelson              7/24/96       40,000        21.625           37.625        21.625        9.83 yrs.
   President-Westell, Inc.      3/12/97           (1)       9.6875           21.625        9.6875        9.38 yrs.

 Curtis L. Benton               7/24/96       20,000        21.625           37.625        21.625        9.83 yrs.
   Executive Vice President     3/12/97           (1)       9.6875           21.625        9.6875        9.38 yrs.

 Richard P. Riviere             7/24/96       12,000        21.625           37.625        21.625        9.83 yrs.
   Senior Vice President of     3/12/97           (1)       9.6875           21.625        9.6875        9.38 yrs.
   Transaction Services and
   Chief Executive Officer-
   Conference Plus, Inc.

 Stephen J. Hawrysz             7/24/96       20,000        21.625           37.625        21.625        9.83 yrs.
   Vice President and Chief     3/12/97           (1)       9.6875           21.625        9.6875        9.38 yrs.
   Financial Officer

 David B. Corey                 7/24/96       40,000        21.625           37.625        21.625        9.83 yrs.
   Senior Vice President Global 3/12/97           (1)       9.6875           21.625        9.6875        9.38 yrs.
   Marketing

 Marcus H. Hafner, Sr.          7/24/96       40,000        21.625           37.625        21.625        9.83 yrs.
   Senior Vice President of     3/12/97           (1)       9.6875           21.625        9.6875        9.38 yrs.
   Business Development and
   Global Partnering

 Neil J. Kreitman               7/24/96       40,000        21.625           37.625        21.625        9.83 yrs.
   Sr. Vice President           3/12/97           (1)       9.6875           21.625        9.6875        9.38 yrs.
   Manufacturing and Global
   Sourcing

 Marc J. Zionts                 7/24/96       40,000        21.625           37.625        21.625        9.83 yrs.
   Senior Vice President of DSL 3/12/97           (1)       9.6875           21.625        9.6875        9.38 yrs.
   System Sales
__________________
(1)
Options repriced on July 24, 1996 were further repriced on March 12, 1997 at the then current market price of $9.6875.


EMPLOYMENT AGREEMENTS

  Pursuant to an agreement dated September 13, 1988 between the Company and Richard Riviere, the Vice President of Transaction Services of the Company and President of Conference Plus, Inc., a subsidiary of the Company ("Conference Plus"), Mr. Riviere receives an annual base salary of not less than $75,000 during his employment with the Company. This agreement also provides Mr. Riviere with a right of first refusal with respect to the Company's interest in Conference Plus in the event the Company decides to sell such interest. In addition, after his employment with the Company terminates, Mr. Riviere has agreed not to compete with the Company for a period of two years.



         COMPENSATION COMMITTEE AND STOCK INCENTIVE COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION


     The Compensation Committee of the Board of Directors is responsible for the Company's executive compensation policies. It annually determines the compensation to be paid to the executive officers of the Company. The Compensation Committee is composed of three directors, two of which are outside directors. The Stock Incentive Committee is responsible for administering and determining awards under the Company's 1995 Stock Incentive Plan and the Employee Stock Purchase Plan. The Stock Incentive Committee is entirely composed of outside directors.

OVERVIEW AND PHILOSOPHY

     The executive compensation program is intended to provide overall levels of compensation for the executive officers which are competitive for the industries and the geographic areas within which they operate, the individual's experience, and contribution to the long-term success of the Company. A leading consulting firm provides information regarding executive compensation of companies that operate in similar industries which the Compensation Committee considers. The Hambrecht & Quist Communications Index (see Performance Graph) includes some of the companies which the Company considers. The Compensation Committee believes that its task of determining fair and competitive compensation is ultimately judgmental.

     The program is composed of base salary, annual incentive compensation, equity based incentives, and other benefits generally available to all employees.

BASE SALARY

     The base salary for each executive is intended primarily to be competitive with companies in the industries and geographic areas in which the Company competes. Surveys from outside firms and consultants are used to help determine what is competitive. In making annual adjustments to base salary, the Compensation Committee also considers the individual's performance over a period of time as well as any other information which may be available as to the value of the particular individual's past and prospective future services to the Company. This information includes comments and performance evaluations by the Company's Chief Executive Officer. The Committee considers all such data; it does not prescribe the relative weight to be given to any particular component.

ANNUAL INCENTIVE COMPENSATION

     Annual incentive compensation is ordinarily determined by a formula which considers the financial goals and objectives of the Company.

LONG-TERM INCENTIVES

     In general, the Stock Incentive Committee believes that equity based compensation should form a part of an executive's total compensation package. Stock options may be granted to executives in order to directly relate a portion of the executive's earnings to the stock price appreciation realized by the Company's stockholders over the option period. Stock options also provide executives with the opportunity to acquire an ownership interest in the Company. The number of shares covered by each executive's option will be determined by factors similar to those considered in establishing base salary.

OTHER

     Other benefits are generally those available to all other employees in the Company, or a subsidiary, as appropriate.

STOCK OPTION REPRICING PROGRAMS

     On July 24, 1996, the Stock Incentive Committee approved a stock option repricing program to provide employee option holders additional opportunity and incentives to achieve business plan goals. All options held by employees on that date were cancelled and new options were granted to such employees containing identical terms as the cancelled options except that the exercise price was changed to $21.625, and the vesting schedules and option terms were reset to be calculated from July 24, 1996. In addition, on March 12, 1997, the Board of Directors approved a stock option repricing program to provide employee option holders additional opportunity and incentive to achieve business plan goals. All options held by employees on that date were repriced to $9.6875 per share. All other terms of the options remained the same and, accordingly, there was no change to the vesting or term of any option.

COMPENSATION FOR CHIEF EXECUTIVE OFFICER

     The Committee applies the same standards in establishing the compensation of the Company's Chief Executive Officer as are used for other executives. However, there are procedural differences. The Chief Executive Officer does not participate in setting the amount and nature of his compensation. In fiscal 1997, Gary Seamans received a bonus of $133,000 and received options to purchase 150,000 shares of Class A Common Stock which vest over a five year period.

     The Committee does not expect that Section 162(m) of the Internal Revenue Code will limit the deductibility of compensation expected to be paid by the Company in the foreseeable future.

     This report is submitted by the Compensation Committee and the Stock Incentive Committee of the Board of Directors.

                           Respectfully Submitted By:

                           The Compensation Committee
                             Ormand J. Wade (Chair)
                                Robert H. Gaynor
                                 Melvin J. Simon


                          The Stock Incentive Committee
                             Ormand J. Wade (Chair)
                                Robert H. Gaynor
                                  Paul A. Dwyer


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     The Compensation Committee is currently composed of Messrs. Wade (Chair), Gaynor and Simon, the Assistant Secretary and Assistant Treasurer of the Company. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

     Since 1984, Melvin J. Simon & Associates, Ltd. has provided accounting and other financial services to the Company. Mr. Simon, a director and the Assistant Secretary and Assistant Treasurer of the Company and Co-Trustee of the Voting Trust, is the sole owner of Melvin J. Simon & Associates, Ltd. The Company paid Melvin J. Simon & Associates, Ltd. approximately $88,000, $64,000 and $44,000 in fiscal 1995, 1996 and 1997, respectively, for its services. The Company believes that these services are provided on terms no less favorable to the Company than could be obtained from unaffiliated parties.

     The Company has granted Robert C. Penny III and Melvin J. Simon, as Trustees of the Voting Trust, certain registration rights with respect to the shares of Common Stock held in the Voting Trust.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that the Company's officers and directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. During fiscal 1997, to the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with except that Marcus H. Hafner, Sr. (Senior Vice President of Business Development and Global Partnering) filed a Form 4 on March 4, 1997 for one transaction occurring in the month of December when it should have been filed on January 10, 1997 and Messrs. Corey (Senior Vice President Global Marketing) and Zionts (Senior Vice President of DSL System Sales) filed their Form 3s on March 3, 1997 when they should have been filed on February 4, 1997.


                                PERFORMANCE GRAPH

     The following performance graph compares the quarterly percentage change in the Company's cumulative total stockholder return on its Class A Common Stock with the cumulative total return of the Nasdaq Stock Market--U.S. Index and the Hambrecht & Quist Communications Index for the period commencing December 1, 1995 (the first day of trading of the Class A Common Stock on the Nasdaq National Market) and ending March 31, 1997. The stock price performance shown in the performance graph is not indicative of future stock price performance.




                                     [GRAPH]




* $100 Invested on 12/01/95 in stock or index - including reinvestment of dividends. Fiscal year ending March 31.

                           TOTAL RETURN - DATA SUMMARY

                                                                                  Cumulative Total Return
                                                                     12/1/95    3/96    6/96    9/96   12/96    3/97

                   Westell Technologies Inc.               WSTL        100       285     604    681     352     206

                   NASDAQ STOCK MARKET (U.S.)              INAS        100       105     113    117     123     116

                   H & Q COMMUNICATIONS                    IHQC        100        98     110    112     110      86

                                   ACCOUNTANTS

     Selection of independent auditors is made by the Board of Directors upon consultation with the Audit Committee. The Company's independent auditors for fiscal 1997 were Arthur Andersen LLP. The Board of Directors will vote upon the selection of auditors for the current fiscal year at a future Board meeting. Representatives of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to respond to appropriate questions and to make a statement if they desire to do so.

                          PROPOSALS OF SECURITY HOLDERS

     A stockholder proposal to be presented at the 1998 Annual Meeting must be received at the Company's executive offices, 750 North Commons Drive Aurora, Illinois 60504 by no later than April 10, 1998 for evaluation as to inclusion in the Proxy Statement in connection with such meeting.

     In order for a stockholder to nominate a candidate for director, under the Company's Bylaws timely notice of the nomination must be given in writing to the Secretary of the Company. To be timely, such notice must be delivered or mailed by first class United States mail, postage prepaid, to the Secretary at the principal executive offices of the Company not less than sixty (60) days prior to the date of the annual meeting of stockholders. Such notice must describe various matters regarding the nominee and the stockholder giving the notice, including such information as name, address, occupation and shares held.

     In order for a stockholder to bring other business before a stockholders meeting, timely notice must be given to the Secretary of the Company within the time limits described above. Such notice must include various matters regarding the stockholder giving the notice and a description of the proposed business. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement.

                              FINANCIAL INFORMATION

     The Company has furnished its financial statements to stockholders in its 1997 Annual Report, which accompanies this Proxy Statement. In addition, the Company will promptly provide, without charge to any stockholder, on the request of such stockholder, an additional copy of the 1997 Annual Report and the Company's most recent Form 10-K. Written requests for such copies should be directed to Westell Technologies, Inc., Attention: Stephen J Hawrysz, Vice President, Secretary, Treasurer and Chief Financial Officer, 750 N. Commons Drive, Aurora, Illinois 60504; telephone number (630) 375-4129.

                    OTHER MATTERS TO COME BEFORE THE MEETING

     The Board of Directors of the Company knows of no other business which may come before the Annual Meeting. However, if any other matters are properly presented to the Meeting, the persons named in the proxies will vote upon them in accordance with their best judgment.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

                                   By Order of the Board of Directors

                                   STEPHEN J. HAWRYSZ
                                   Vice President, Secretary, Treasurer
                                   and Chief Financial Officer
Date: August 8, 1997

PROXY                      WESTELL TECHNOLOGIES, INC.

  This Proxy is Solicited by the Board of Directors for the Annual Meeting of Shareholders, September 10, 1997, 10:00 a.m. local time, at the Westell Corporate Headquarters, 750 N. Common Drive, Aurora, IL 60504.
  The undersigned hereby appoints Gary F. Seamans and Melvin J. Simon, and each of them, proxies with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all Class A Common Stock and/or Class B Common Stock held of record by the undersigned in Westell Technologies, Inc., upon all subjects that may properly come before the Annual Meeting. Including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the proxies will vote in accordance with the Directors' recommendations on the subject listed below and at their discretion on any other matter that may properly come before the Annual Meeting or any adjournment thereof.
  If you do not sign and return a proxy, or attend the Annual Meeting and vote by ballot, your shares cannot be voted, nor your instructions followed. Directors recommend a vote "FOR":
1.   ELECTION OF DIRECTORS
  / / FOR all nominees listed below     / / WITHHOLD AUTHORITY
      Nominees:  Stefan D. Abrams           to vote (except as
          Michael A. Brunner                marked to the
          Paul A. Dwyer                     contrary) for all
          Robert H. Gaynor                  nominees listed
          Gary F. Seamans                   below
          Melvin J. Simon
          Ormand J. Wade

_________________________________________________________________
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.

                 (Continued, and to be signed on the other side)

-----------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.


                 PLEASE SIGN EXACTLY AS NAMES APPEAR ON THIS PROXY, IF STOCK IS HELD JOINTLY, EACH HOLDER SHOULD SIGN. IF SIGNING AS ATTORNEY, TRUSTEE, EXECUTOR, ADMINISTRATOR, CUSTODIAN, GUARDIAN OR CORPORATE OFFICER, PLEASE GIVE FULL TITLE.

                 Dated:______________, 1997

                 _____________________________
                 Signature

                 _____________________________
                 Signature

                 VOTES MUST BE INDICATED (X) IN BLACK